Exhibit 10.3
TRANSITION AGREEMENT AND RELEASE

This Transition Agreement and Release (“Agreement”) is made by and between Christian O. Henry (“Employee”) and Pacific Biosciences of California, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee is employed by the Company;

WHEREAS, Employee and the Company entered into the Indemnification Agreement (the “Indemnification Agreement”), dated October 9, 2018;

WHEREAS, Employee will be stepping down as the Company’s President and Chief Executive Officer effective August 5, 2026, and separating from employment with the Company as set forth in Section 1 below (Employee’s last day employed by the Company, the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releases as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1.Consideration. Subject to the effectiveness of this Agreement, the Company agrees as follows:
a.Continued Employment. The Company will continue to employ Employee in the role of Senior Business Advisor, reporting to the Company’s President and Chief Executive Officer, from the Effective Date through December 31, 2026, or an earlier date if employment is terminated earlier pursuant to at-will employment principles (the “Transition Period”). Employee acknowledges that, during the Transition Period, Employee will remain an at-will employee and Employee’s employment with the Company may be terminated by the Company or Employee at any time, with or without notice, with or without cause, even before December 31, 2026. During the Transition Period, Employee will work approximately 20% of full-time, will receive a base salary of $12,907.62 per month commencing on August 16, 2026, subject to applicable withholdings, and will continue to vest in his Company equity awards in accordance with the Company equity incentive plan and applicable award agreements (the “Equity Agreements”). If Employee’s employment is terminated by the Company without cause prior to December 31, 2026, Employee will receive continuing payments of base salary as if he remained employed through December 31, 2026. During the Transition Period, Employee’s opportunity to participate in the Company’s health plans on or after September 1, 2026 will be through electing continuation coverage through COBRA only. Notwithstanding anything to the contrary in any other agreement by and between Employee and the Company, unless otherwise agreed to in writing by the Parties in writing, during the Transition Period, Employee shall not be eligible to earn, and will not earn, any wages other than Employee’s salary and bonus as provided by this Section 1. During the Transition Period, Employee shall work in good faith to perform services as directed by the Company, including but not limited to providing transition duties in support of the new CEO, closing deals where Employee is the principal contact, and transitioning key relationship and contacts to the new management team. For clarity, the Employee will not be required to work more than a total of 32 hours per month unless agreed between the Employee and the President and Chief Executive Officer. Until at least the 2027 Annual Meeting of Stockholders, Employee will remain on the Company’s board of directors, subject to any required stockholder approvals.
b.2026 Annual Bonus. Employee shall not be eligible to earn a 2026 annual cash incentive (the “2026 Cash Incentive”) unless, prior to expiration of the Transition Period, this Agreement is extended by mutual agreement of the Parties such that Employee remains an employee of the Company through the date that 2026 bonuses are actually paid to the other senior executives of the Company. The amount of the 2026 Cash Incentive payable to Employee, if any, shall, in accordance with the Company’s current bonus plan and policies, be based on an annual target amount of 100% of $154,891.40 (employee’s annual salary during the Transition Period) and subject to achievement of the performance goals set and determined by the Company’s board of directors or its authorized committee, with any achieved amount payable at the same time as other senior executives of the Company but no later than March 15, 2027.
c.COBRA Premiums. Subject to Employee timely electing continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company will pay the premiums required for Employee's continued coverage pursuant to COBRA under the Company's group health plans corresponding to the period of the first eighteen (18) months commencing on September 1, 2026; provided, however, that no such payments by the Company will be made after Employee has secured health insurance coverage through another employer or after the expiration of Employee's eligibility for continuation coverage under COBRA. Notwithstanding the preceding, if the Company determines in its sole discretion that it cannot provide COBRA premium payments without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will instead provide the Employee a taxable payment in an amount equal to the monthly COBRA premium that the Employee would be required to pay to continue the Employee’s group health coverage in effect on the date of termination of employment (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether the Employee elects COBRA continuation coverage and will commence in the month following the month of the Separation Date and continue for the period of months indicated in this paragraph.
d.Second Release. Employee acknowledges and agrees that Employee has the opportunity to review and assent to the Separation Agreement and Release attached hereto as Exhibit A (the “Second Release”) at the end of Employee’s employment with the Company. In consideration for timely signing the Second Release and it becoming effective, and subject to the terms and conditions of the Second Release, Employee will receive a cash severance payment of $1,161,685.50, payable in accordance with Section 1(a) of the Second Release. For clarity, Employee will continue to serve on the Company’s board of directors, vest in his Company equity awards in accordance with the terms of the Company equity plan and applicable award agreements, and, effective as of the day following the last day of employment, receive compensation under the Company’s Outside Director Compensation Policy in accordance with its terms and all in accordance with Section 1(b) of the Second Release.
e.Acknowledgement. Employee acknowledges that without this Agreement, Employee is otherwise not entitled to the consideration listed in this Section 1. Employee further agrees that, notwithstanding anything to the contrary in any other agreement between Employee and the Company, Employee has no right, title, or interest in any severance benefits not set forth in this Section 1.
f.Resignation. Effective as of August 5, 2026, Employee agrees that in mutual agreement with the board of directors Employee resigned as the Company’s President and Chief Executive Officer and from any officer, director, manager, or similar positions Employee occupied with the Company or any subsidiary or affiliate of Company, other than as a member of the Company’s board of directors as covered elsewhere in this Agreement and Senior Business Advisor as provided in Section 1(a) and agrees to execute any necessary documents or other forms necessary to effectuate or document Employee’s resignation as a matter of local, state, federal, or international law.

2.Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided (to the extent applicable) all salary, wages, bonuses, vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, commissions, stock, equity awards, vesting, and any and all other benefits and compensation due to Employee, and that any unreimbursed expenses must be submitted on or before August 31, 2026.

3.Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company, its parents, subsidiaries, and affiliates, and each of their respective current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, benefit plans, plan administrators, professional employer organizations or co-employers, insurers, trustees, divisions, predecessor and successor corporations, and assigns (collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Agreement, including, without limitation:

a.    any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

        b.    any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.    any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;

d.    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the California Family Rights Act, the California Labor Code, and the California Workers’ Compensation Act;

e.    any and all claims for violation of the federal or any state constitution;

f.    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.    any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any proceeds received by Employee from the Company; and

h.    any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law. This release does not extend to any right Employee may have to unemployment compensation benefits or pursuant to any D&O insurance coverage applicable to Employee and the Indemnification Agreement. This release does not release claims Employee may have pursuant to the Age Discrimination in Employment Act of 1967 or the California Fair Employment and Housing Act.

4.California Civil Code Section 1542. Employee acknowledges that Employee has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Employee, being aware of said code section, agrees to expressly waive any rights Employee may have thereunder, as well as under any other statute or common law principles of similar effect.

5.No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

6.Trade Secrets and Confidential Information/Company Property. Employee agrees at all times hereafter to hold in the strictest confidence, and not to use or disclose to any person or entity, any Confidential Information of the Company, subject to the “Protected Activity Not Prohibited” section below. Employee understands that “Confidential Information” means any Company or associated third party proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom Employee has called or with whom Employee became acquainted during the term of Employee’s employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, or other business information disclosed to Employee by the Company either directly or indirectly, in writing, orally, or by drawings or observation of parts or equipment. Employee further understands that Confidential Information does not include any of the foregoing items that have become publicly known and made generally available through no wrongful act of Employee’s or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof. Further, Confidential Information does not include general knowledge, skill, and experience Employee has acquired during the course of or in connection with Employee’s employment with the Company or a former employer. Employee hereby grants consent to notification by the Company to any new employer about Employee’s obligations under this section. Employee represents that Employee has not to date misused or disclosed Confidential Information to any unauthorized party. Employee reaffirms and agrees to observe and abide by the terms of the Company’s Insider Trading Policy.
7.Invention Assignment.

a.Inventions Defined. “Inventions” means inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, know-how, trademarks, and trade secrets, whether or not patentable or registrable under copyright or similar laws, that Employee solely or jointly authored, conceived, developed, or reduced to practice.

b.    Assignment of Inventions and Works Made for Hire. Employee hereby assigns to Company, or its designee, all of Employee’s right, title, and interest (including all related intellectual property rights) in all Inventions that Employee created during the period of time Employee was in the employ of the Company (including during off-duty hours) (“Company Inventions”). In addition, Employee acknowledges that all original works of authorship that were made by Employee (solely or jointly with others) within the scope of and during the period of Employee’s employment with Company and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act, and in accordance, the Company is considered the author of these works.

c.    Exception to Assignments. EMPLOYEE ACKNOWLEDGES AND UNDERSTANDS THAT THE PROVISIONS OF THIS AGREEMENT REQUIRING ASSIGNMENT OF INVENTIONS TO COMPANY DO NOT APPLY TO ANY INVENTION THAT QUALIFIES FULLY UNDER THE PROVISIONS OF CALIFORNIA LABOR CODE SECTION 2870. California Labor Code Section 2870 provides: “(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or (2) Result from any work performed by the employee for the employer. (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”

d.    Outside Inventions.  To the Employee’s knowledge, Employee has not incorporated any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by any third party into any Company Invention without the Company’s prior written permission. Employee acknowledges that Employee has informed the Company, in writing, before incorporating any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by Employee or in which Employee has an interest prior to, or separate from, Employee’s employment with the Company, including, without limitation, any such inventions that are subject to California Labor Code Section 2870 (“Outside Inventions”) into any Company Invention or otherwise utilizing any Outside Invention in the course of Employee’s employment with the Company; and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit any such incorporated or utilized Outside Inventions, without restriction, including, without limitation, as part of, or in connection with, such Invention, and to practice any method related thereto.

e.    Moral Rights. Any assignment to the Company of Company Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” or the like (collectively, “Moral Rights”). If Moral Rights cannot be assigned under applicable law, Employee hereby waives and agrees not to enforce any and all Moral Rights, including any limitation on subsequent modification, to the extent permitted under applicable law.

f.    Further Assurances. Employee will assist the Company, or its designee, at Company’s expense, in every proper way to secure and protect the Company’s rights in Company Inventions and any related copyrights, patents, mask work rights, or other intellectual property rights in any and all countries. Employee will disclose to Company all pertinent information and data. Employee will execute all applications, specifications, oaths, assignments, and all other instruments that Company deems necessary in order to apply for and obtain these rights and in order to deliver, assign, and convey to Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to Company Inventions, and any related copyrights, patents, mask work rights, or other intellectual property rights. Employee will testify in a suit or other proceeding relating to such Company Inventions and any rights relating thereto.

8.No Cooperation. Subject to the “Protected Activity Not Prohibited” section below, Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature. Subject to the “Protected Activity Not Prohibited” section below, if approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.

9.Protected Activity Not Prohibited. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging in any Protected Activity. Protected Activity includes: (i) filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”); and/or (ii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company trade secrets, proprietary information, or confidential information that does not involve unlawful acts in the workplace or the activity otherwise protected herein. Employee further understands that Protected Activity does not include the disclosure of any Company attorney-client privileged communications or attorney work product. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Finally, nothing in this Agreement constitutes a waiver of any rights Employee may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act (“NLRA”). For purposes of clarity, nothing in this Agreement shall be interpreted to impair or limit Employee’s participation in any legally protected activities, such as (i) forming, joining, or supporting labor unions, (ii) bargaining collectively through representatives of employees’ choosing, (iii) discussing wages, benefits, or terms and conditions of employment, and (iv) discussing, or raising complaints about, working conditions for the purpose of mutual aid or protection of Employee or the Company’s other current or former employees, to the extent such activities are protected by Section 7 of the NLRA.

10.Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement shall entitle the Company immediately to cease providing the consideration provided to Employee under this Agreement and to obtain damages; provided, however, that if the breach is curable, the Company shall provide Employee written notice of such breach and permit Employee 30 calendars days following such notice to cure the alleged breach and a breach will be deemed to have occurred with respect to a curable breach only if Employee fails to timely cure the alleged breach.

11.No Admission of Liability. Employee understands and acknowledges that with respect to all claims released herein, this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

12.Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

13.Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the consideration provided to Employee or made on Employee’s behalf under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

14.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

15.Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

16.Attorneys’ Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

17.Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, other than the Equity Documents, Indemnification Agreement and the Company’s Compensation Recovery Policy, as it may hereinafter be amended and restated.

18.No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the duly authorized representative of the Company, which does not include Employee.

19.Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of California.

20.Effective Date. Employee understands that this Agreement shall be null and void if not executed by Employee within five (5) business days after Employee received the Agreement for review. This Agreement will become effective on the date it has been signed by both Parties (the “Effective Date”). In the event Employee signs this Agreement and returns it to the Company in less than the five (5) business day period identified above, Employee hereby acknowledges that Employee has knowingly and voluntarily chosen to waive the time period allotted for considering this Agreement.

21.Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.  The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

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22.Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily and without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees. Employee acknowledges that:

(1)    Employee has read this Agreement;

(2)    Employee has a right to consult with an attorney regarding this Agreement, and has been represented in the preparation, negotiation, and execution of this Agreement by an attorney of Employee’s own choice or has elected not to retain an attorney;

(3)    Employee understands the terms and consequences of this Agreement and of the releases it contains;

(4)    Employee is fully aware of the legal and binding effect of this Agreement; and

(5)    Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

        Christian O. Henry, an individual

Dated: August 5, 2026    /s/ Christian O. Henry
        Christian O. Henry

        Pacific Biosciences of California, Inc.

Dated: August 5, 2026    By /s/ John F. Milligan
            John F. Milligan
            Chairman of the Board of Directors

[Signature Page to Transition Agreement and Release]

EXHIBIT A

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Christian O. Henry (“Mr. Henry”) and Pacific Biosciences of California, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Mr. Henry was employed by the Company;

WHEREAS, Mr. Henry and the Company entered into the Indemnification Agreement (the “Indemnification Agreement”), dated October 9, 2018;

WHEREAS, Mr. Henry and the Company entered into the Transition Agreement and Release (the “Transition Agreement”), to which this Agreement is attached as Exhibit A;

WHEREAS, Mr. Henry separated from employment with the Company consistent with the Transition Agreement (the last day of Mr. Henry’s employment is referred to herein as the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Mr. Henry may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Mr. Henry’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Mr. Henry hereby agree as follows:

COVENANTS

1.Consideration. Subject to the effectiveness of this Agreement, the Company agrees as follows:

a.Severance Payment. The Company agrees to pay Mr. Henry a total of $1,161,685.50, less applicable withholdings, within ten (10) business days after the Effective Date of this Agreement. If the consideration and revocation period span two taxable years, payment of the amount in this paragraph will be made no earlier than the first Company payroll date occurring in the later taxable year, but no later than February 15, 2027.
b.Director Service & Compensation. Following the Separation Date, Mr. Henry will continue to serve on the Company’s board of directors, vest in his Company equity awards in accordance with the terms of the Company equity plan and applicable award agreements (the “Equity Agreements”), and, effective as of the day following the Separation Date, receive compensation under the Company’s Outside Director Compensation Policy in accordance with its terms.

c.Acknowledgement. Mr. Henry acknowledges that without this Agreement, Mr. Henry is otherwise not entitled to the consideration listed in this Section 1. Mr. Henry further acknowledges and agrees that consideration for this Agreement does not constitute, in whole or in part, a bonus, raise, employment, or continued employment. Mr. Henry further agrees that, notwithstanding anything to the contrary in any other agreement between Mr. Henry and the Company, Mr. Henry has no right, title, or interest in any severance benefits not set forth in this Section 1.

2.Payment of Compensation. Mr. Henry acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided (to the extent applicable) all salary, wages, bonuses, vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, equity awards, vesting, and any and all other benefits and compensation due to Mr. Henry related to his employment with the Company.
3.Release of Claims. Mr. Henry agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Mr. Henry by the Company, its parents, subsidiaries, and affiliates, and each of their respective current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, benefit plans, plan administrators, professional employer organizations or co-employers, insurers, trustees, divisions, predecessor and successor corporations, and assigns (collectively, the “Releasees”). Mr. Henry, on Mr. Henry’s own behalf and on behalf of Mr. Henry’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Mr. Henry may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Mr. Henry signs this Agreement, including, without limitation:

a.    any and all claims relating to or arising from Mr. Henry’s employment relationship with the Company and the termination of that relationship;

        b.    any and all claims relating to, or arising from, Mr. Henry’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.    any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;

d.    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the California Family Rights Act, the

California Labor Code, the California Workers’ Compensation Act, and the California Fair Employment and Housing Act;

e.    any and all claims for violation of the federal or any state constitution;

f.    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.    any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any proceeds received by Mr. Henry from the Company; and

h.    any and all claims for attorneys’ fees and costs.

Mr. Henry agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law. Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with this Agreement, except as required by applicable law. This release does not extend to any right Mr. Henry may have to unemployment compensation benefits or pursuant to any D&O insurance coverage applicable to Mr. Henry and the Indemnification Agreement.
4.Acknowledgment of Waiver of Claims under ADEA. Mr. Henry acknowledges that Mr. Henry is waiving and releasing any rights Mr. Henry may have under the Age Discrimination in Employment Act of 1967 ("ADEA"), and that this waiver and release is knowing and voluntary. Mr. Henry agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Mr. Henry signs this Agreement. Mr. Henry acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Mr. Henry was already entitled. Mr. Henry further acknowledges that Mr. Henry has been advised by this writing that: (a) Mr. Henry should consult with an attorney prior to executing this Agreement; (b) Mr. Henry has at least twenty-one (21) days within which to consider this Agreement, as set forth below; (c) Mr. Henry has seven (7) days following Mr. Henry’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Mr. Henry from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Mr. Henry signs this Agreement and returns it to the Company in less than the 21-day period identified above, Mr. Henry hereby acknowledges that Mr. Henry has knowingly and voluntarily chosen to waive the time period allotted for considering this Agreement. Mr. Henry acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.
5.California Civil Code Section 1542. Mr. Henry acknowledges that Mr. Henry has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY

HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Mr. Henry, being aware of said code section, agrees to expressly waive any rights Mr. Henry may have thereunder, as well as under any other statute or common law principles of similar effect.
6.No Pending or Future Lawsuits. Mr. Henry represents that Mr. Henry has no lawsuits, claims, or actions pending in Mr. Henry’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Mr. Henry also represents that Mr. Henry does not intend to bring any claims on Mr. Henry’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.
7.Trade Secrets and Confidential Information/Company Property. Mr. Henry acknowledges that, separate from this Agreement, Mr. Henry remains under continuing obligations to the Company under the Transition Agreement, including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information. Mr. Henry’s signature below constitutes Mr. Henry’s certification under penalty of perjury that Mr. Henry has returned all documents and other items provided to Mr. Henry by the Company, developed or obtained by Mr. Henry in connection with Mr. Henry’s employment with the Company, or otherwise belonging to the Company.
8.No Cooperation. Subject to the “Protected Activity Not Prohibited” section below, Mr. Henry agrees that Mr. Henry will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature or as related directly to the ADEA waiver in this Agreement. Mr. Henry agrees both to immediately notify the Company upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature. Subject to the “Protected Activity Not Prohibited” section below, if approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Mr. Henry shall state no more than that Mr. Henry cannot provide counsel or assistance.
9.Nondisparagement. Subject to the “Protected Activity Not Prohibited” section below, Mr. Henry agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Mr. Henry shall direct any inquiries by potential future employers to the Company’s human resources department, which shall use reasonable efforts to provide only Mr. Henry’s job title and dates of employment. The Company also agrees to instruct the individuals serving as its executive officers as of the Effective Date to refrain from any disparagement, defamation, libel, or slander of Mr. Henry.
10.Protected Activity Not Prohibited. Mr. Henry understands that nothing in this Agreement shall in any way limit or prohibit Mr. Henry from engaging in any Protected Activity. Protected Activity includes: (i) filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”); and/or (ii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Mr. Henry has reason to believe is unlawful. Notwithstanding the foregoing, Mr. Henry agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company trade secrets, proprietary information, or confidential information that does not involve unlawful acts in the workplace or the activity otherwise protected herein. Mr. Henry further understands that Protected Activity does not include the disclosure of any Company attorney-client privileged communications or attorney work product. In addition, pursuant to the Defend Trade Secrets Act of 2016, Mr. Henry is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Finally, nothing in this Agreement constitutes a waiver of any rights Mr. Henry may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act (“NLRA”).
11.Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Mr. Henry acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Mr. Henry challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, shall entitle the Company immediately to recover and/or cease providing the consideration provided to Mr. Henry under this Agreement and to obtain damages, except as provided by law; provided, however, that if the breach is curable, the Company shall provide Employee written notice of such breach and permit Employee 30 calendars days following such notice to cure the alleged breach and a breach will be deemed to have occurred with respect to a curable breach only if Employee fails to timely cure the alleged breach.
12.No Admission of Liability. Mr. Henry understands and acknowledges that with respect to all claims released herein, this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Mr. Henry. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Mr. Henry or to any third party.
13.Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.
14.ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, MR. HENRY’S EMPLOYMENT RELATIONSHIP WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. MR. HENRY AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, MR. HENRY MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN MR. HENRY’S INDIVIDUAL CAPACITY. ANY CLAIMS MR. HENRY MAY BRING PURSUANT TO THE PRIVATE ATTORNEYS GENERAL ACT (“PAGA”) ON BEHALF OF THE LABOR AND WORKFORCE DEVELOPMENT AGENCY MUST BE ARBITRATED ONLY IN MR. HENRY’S INDIVIDUAL CAPACITY WITHOUT ANY JOINDER OR REPRESENTATION OF ANY CALIFORNIA LABOR CODE VIOLATIONS THAT WERE OR COULD BE ASSERTED BY OR ON BEHALF OF ANY EMPLOYEES. ANY ARBITRATION WILL OCCUR IN SAN MATEO COUNTY, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES &

PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT IN THIS SECTION SHALL GOVERN.
15.Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the consideration provided to Mr. Henry or made on Mr. Henry’s behalf under the terms of this Agreement. Mr. Henry agrees and understands that Mr. Henry is responsible for payment, if any, of local, state, and/or federal taxes on the consideration provided hereunder by the Company and any penalties or assessments thereon. Mr. Henry further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Mr. Henry’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.
16.Section 409A. It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.  The Company and Mr. Henry will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Mr. Henry under Section 409A. In no event will the Releasees reimburse Mr. Henry for any taxes that may be imposed on Mr. Henry as a result of Section 409A.
17.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Mr. Henry represents and warrants that Mr. Henry has the capacity to act on Mr. Henry’s own behalf and on behalf of all who might claim through Mr. Henry to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
18.Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.
19.Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

20.Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Mr. Henry concerning the subject matter of this Agreement and Mr. Henry’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Mr. Henry’s relationship with the Company, except for the Transition Agreement, the Equity Agreements, the Indemnification Agreement, and the Company’s Compensation Recovery Policy, as it may hereinafter be amended and restated.
21.No Oral Modification. This Agreement may only be amended in a writing signed by Mr. Henry and a duly authorized representative of the Company, which does not include Mr. Henry.
22.Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the “Arbitration” section of this Agreement shall be governed by the FAA. Mr. Henry consents to personal and exclusive jurisdiction and venue in the State of California.
23.Effective Date. Mr. Henry understands that this Agreement shall be null and void if not executed by Mr. Henry within twenty-one (21) days after the Separation Date. The Company shall sign this Agreement within seven (7) days after Mr. Henry signs this Agreement. Mr. Henry has seven (7) days after Mr. Henry signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Mr. Henry signed this Agreement, so long as it has not been revoked by Mr. Henry before that date (the “Effective Date”).
24.Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.  The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

25.Voluntary Execution of Agreement. Mr. Henry understands and agrees that Mr. Henry executed this Agreement voluntarily and without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Mr. Henry’s claims against the Company and any of the other Releasees. Mr. Henry acknowledges that:

(1)    Mr. Henry has read this Agreement;

(2)    Mr. Henry has a right to consult with an attorney regarding this Agreement, and has been represented in the preparation, negotiation, and execution of this Agreement by an attorney of Mr. Henry’s own choice or has elected not to retain an attorney;

(3)    Mr. Henry understands the terms and consequences of this Agreement and of the releases it contains;

(4)    Mr. Henry is fully aware of the legal and binding effect of this Agreement; and

(5)    Mr. Henry has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

        Christian O. Henry, an individual

Dated: ________________
        Christian O. Henry

        Pacific Biosciences of California, Inc.

Dated: ________________    By
            Mark Van Oene
            Chief Executive Officer

[Signature Page to Separation Agreement and Release]